UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

Encore Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)

5775 Roscoe Court
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

3.1	Bylaws, as amended.

10.1	First Amendment, dated as of June 26, 2003, to the Credit Agreement by and between MRC Receivables Corporation, as borrower, and CFSC Capital Corp. VIII, as lender, dated as of December 20, 2000.

10.2	Loan and Security Agreement between Midland Funding NCC-1 Corporation and Patriot Capital Markets, LLC, dated as of July 25, 2003 (the “Secured Loan”).

10.3	Servicing Agreement relating to the Secured Loan, dated as of July 25, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.
Date:	August 12, 2003	By /s/ Barry R. Barkley
Barry R. Barkley
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

3.1	Bylaws, as amended.

10.1	First Amendment, dated as of June 26, 2003, to the Credit Agreement by and between MRC Receivables Corporation, as borrower, and CFSC Capital Corp. VIII, as lender, dated as of December 20, 2000.

10.2	Loan and Security Agreement between Midland Funding NCC-1 Corporation and Patriot Capital Markets, LLC, dated as of July 25, 2003 (the “Secured Loan”).

10.3	Servicing Agreement relating to the Secured Loan, dated as of July 25, 2003.